EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-181165 and No. 333-191418) and Form S-3 (No. 333-187925, No. 333-188677, and No. 333-183355) of Preferred Apartment Communities, Inc. of our report dated March 14, 2016 relating to the financial statements, financial statement schedules,and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia

March 14, 2016